NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Fourth-Quarter EPS Growth of 11%, or $0.68 Per Share, Excluding Special Items &
Full-Year EPS Growth of 3%, or $3.18 Per Share, Excluding Special Items;
Reiterates Guidance for Full-Year 2016 Operating Profit Growth in Constant Currency of 10%

Louisville, KY (February 3, 2016) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 26, 2015. Fourth-quarter EPS excluding Special Items was $0.68, an increase of 11%. Reported EPS was $0.63 for the quarter and $2.92 for the year.

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 6%. Worldwide restaurant margin increased 3.4 percentage points to 13.6%. Worldwide operating profit increased 17%.
●	New global restaurants totaled 1,160, including 384 in China, 374 at KFC, 270 at Pizza Hut, 109 at Taco Bell and 23 in India; 83% of international development occurred in emerging markets.
●	China Division system sales increased 7%, driven by 7% unit growth and 2% same-store sales growth. Restaurant margin increased 4.3 percentage points to 11.4%. Operating profit increased 207%.
●	KFC Division system sales increased 6%, driven by 3% unit growth and 3% same-store sales growth. Operating margin increased 0.4 percentage points to 22.4%. Operating profit increased 7%.
●	Pizza Hut Division system sales increased 2%, driven by 1% unit growth and 1% same-store sales growth. Operating margin increased 1.0 percentage point to 23.4%. Operating profit increased 6%.
●	Taco Bell Division system sales increased 7%, driven by 3% unit growth and 4% same-store sales growth. Operating margin decreased 2.7 percentage points to 25.0%. Operating profit decreased 7%.
●	India Division system sales decreased 9%, driven by a 13% same-store sales decline.
●	Worldwide effective tax rate decreased to 29.4% from 30.0%.
●	Foreign currency translation negatively impacted operating profit by $37 million.

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales grew 5%. Worldwide restaurant margin increased 1.5 percentage points to 16.0%. Worldwide operating profit increased 7%.
●	New global restaurants totaled 2,365, including 743 in China, 715 at KFC, 577 at Pizza Hut, 276 at Taco Bell and 54 in India; 80% of international development occurred in emerging markets.
●
China Division system sales increased 2%, driven by 7% unit growth and partially offset by a 4% same-store sales decline. Restaurant margin increased 1.1 percentage points to 15.9%. Operating profit increased 8%.

●	KFC Division system sales increased 7%, driven by 3% unit growth and 3% same-store sales growth. Operating margin increased 0.8 percentage points to 23.0%. Operating profit increased 8%.
●	Pizza Hut Division system sales increased 2%, driven by 1% unit growth and 1% same-store sales growth. Operating margin decreased 0.4 percentage points to 25.2%. Operating profit increased 1%.
●	Taco Bell Division system sales increased 8%, driven by 3% unit growth and 5% same-store sales growth. Operating margin increased 1.3 percentage points to 27.1%. Operating profit increased 12%.
●	India Division system sales decreased 5%, driven by a 13% same-store sales decline.
●	Worldwide effective tax rate increased to 25.6% from 25.5%.
●	Foreign currency translation negatively impacted operating profit by $107 million.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation; restaurant margin and operating margin figures are as reported.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

SUMMARY FINANCIAL TABLE

	Fourth Quarter			Full Year
	2015	2014	% Change	2015	2014	% Change
EPS Excluding Special Items	$0.68	$0.61	11%	$3.18	$3.09	3%
Special Items Gain/(Loss)[1]	$(0.05)	$(0.81)	NM	$(0.26)	$(0.77)	NM
EPS	$0.63	$(0.20)	NM	$2.92	$2.32	26%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items for 2015 are primarily related to charges for the refranchising of certain international markets, U.S. refranchising gains and charges associated with the agreement reached with KFC U.S. franchisees. Special Items for 2014 are primarily related to the impairment of Little Sheep and U.S. refranchising gains.

GREG CREED COMMENTS
Greg Creed, CEO, said “I’m pleased with the positive sales momentum we generated across the majority of Yum! in the fourth quarter. KFC China, for example, grew same-store sales 6% in the last quarter of 2015. Outside of China, each of our brand divisions grew same-store sales on a one-year and a two-year basis. Our U.S. results were particularly strong on a two-year basis, with growth of 2% at Pizza Hut, 8% at KFC and 10% at Taco Bell.

Fourth-quarter EPS grew 11%, with full-year EPS growth of 3% despite a 7% decline in the first half and six percentage points of foreign currency headwinds. For the full year, our brand divisions collectively grew operating profit 8% in constant currency, led by 12% operating profit growth at Taco Bell. Operating profit grew 8% in constant currency in China with impressive cost management partially offsetting weaker than originally anticipated sales results.

New-unit development continues to be a bright spot for our company. We added more than 2,300 new units globally in 2015. This year we expect to open nearly 2,400 new restaurants, which means we’re opening over six new restaurants a day, laying the groundwork for future growth. With all of this in mind, we are reiterating the guidance we initially gave in December. Given the results we have seen year-to-date and the plans we have laid out for each of the brands, we're confident in our ability to deliver 10% operating profit growth in constant currency in 2016.

2016 will be a transformational year for Yum! as we are on track to complete the spin-off of our China Division, ultimately creating two powerful, independent, focused growth companies. The fundamental goal of Yum!, however, is unchanged. We are 100% dedicated to building and strengthening KFC, Pizza Hut and Taco Bell all around the world, as strong brands are critical to delivering sustained growth and creating shareholder value over the long term."

CHINA DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
System Sales Growth			+3	+7			Even	+2
Same-Store Sales Growth (%)	+2	(16)	NM	NM	(4)	(5)	NM	NM
Franchise & License Fees ($MM)	37	33	+12	+16	120	113	+7	+9
Restaurant Margin (%)	11.4	7.1	4.3	4.3	15.9	14.8	1.1	1.0
Operating Profit ($MM)	96	32	+195	+207	757	713	+6	+8

●	China Division system sales increased 7% for the quarter and 2% for the year, excluding foreign currency translation.
○	KFC same-store sales increased 6% for the quarter and declined 4% for the year.
○	Pizza Hut Casual Dining same-store sales declined 8% for the quarter and 5% for the year.
●
China Division opened 384 new restaurants in the quarter. For the year, China Division opened 743 new restaurants, including 351 at KFC, 280 at Pizza Hut Casual Dining and 75 at Pizza Hut Home Service.

China Units	Q4 2015	% Change[2]
Restaurants[1]	7,176	+7
KFC	5,003	+4
Pizza Hut
Casual Dining	1,572	+20
Home Service	331	+28
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●
Restaurant margin increased 4.3 percentage points to 11.4% for the quarter driven by productivity initiatives and KFC sales leverage.  Restaurant margin increased 1.1 percentage points to 15.9% for the year driven by productivity initiatives, partially offset by sales deleverage.

●	Foreign currency translation negatively impacted operating profit by $4 million for the quarter and $15 million for the year.

KFC DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	14,577	14,197	+3	NA	14,577	14,197	+3	NA
System Sales Growth			(5)	+6			(4)	+7
Same-Store Sales Growth (%)	+3	+4	NM	NM	+3	+3	NM	NM
Franchise & License Fees ($MM)	263	277	(5)	+7	842	873	(4)	+7
Restaurant Margin (%)	14.7	13.8	0.9	0.8	14.8	13.3	1.5	1.4
Operating Profit ($MM)	206	221	(7)	+7	677	708	(4)	+8
Operating Margin (%)	22.4	22.0	0.4	0.3	23.0	22.2	0.8	0.4

●	KFC Division system sales increased 6% for the quarter and 7% for the year, excluding foreign currency translation.

% Change
	Int'l Emerging Markets		Int'l Developed Markets		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+10	+11	+6	+6	+1	+2
Same-Store Sales Growth	+2	+3	+3	+3	+3	+4

●	KFC Division opened 370 new international restaurants during the quarter.
○ For the year, KFC Division opened 705 new international restaurants in 85 countries, including 524 units in emerging markets. 85% of these new units were opened by franchisees.
●	Operating margin increased 0.4 percentage points for the quarter and 0.8 percentage points for the year driven by same-store sales growth and new-unit development.
●	Foreign currency translation negatively impacted operating profit by $31 million for the quarter and $85 million for the year, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+8	+6
Africa	6%	+4	+9
Latin America (e.g. Mexico, Peru)	6%	+7	+8
Middle East / North Africa	6%	+3	+3
Russia	5%	+35	+42
Thailand	3%	+6	+6
Continental Europe (e.g. Poland)	3%	+12	+13

Developed Markets
U.S.	24%	+1	+2
Australia	10%	+7	+9
Asia (e.g. Japan, Korea, Taiwan)	9%	+7	+5
U.K.	9%	+2	+3
Continental Europe (e.g. France, Germany)	7%	+11	+9
Canada	3%	+4	+2
Latin America (e.g. Puerto Rico)	1%	+3	+3
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

PIZZA HUT DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	13,728	13,602	+1	NA	13,728	13,602	+1	NA
System Sales Growth			(2)	+2			(2)	+2
Same-Store Sales Growth (%)	+1	Even	NM	NM	+1	(1)	NM	NM
Franchise & License Fees ($MM)	169	167	Even	+5	536	541	(1)	+3
Restaurant Margin (%)	9.6	6.4	3.2	2.4	9.7	8.2	1.5	1.0
Operating Profit ($MM)	81	80	+3	+6	289	295	(2)	+1
Operating Margin (%)	23.4	22.4	1.0	0.6	25.2	25.6	(0.4)	(0.6)

●	Pizza Hut Division system sales increased 2% for both the quarter and the year, excluding foreign currency translation.

% Change
	Int'l Emerging Markets		Int'l Developed Markets		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+7	+7	Even	+1	+2	+1
Same-Store Sales Growth	+3	+3	(1)	(1)	+2	+1

●	Pizza Hut Division opened 223 new international restaurants during the quarter.
○ For the year, Pizza Hut Division opened 429 new international restaurants in 64 countries, including 243 units in emerging markets. 92% of these new units were opened by franchisees.
●
Operating margin increased 1.0 percentage point for the quarter led by an increase of 3.2 percentage points in restaurant margin. For the year, operating margin decreased 0.4 percentage points driven by strategic investments in international G&A.

●	Foreign currency translation negatively impacted operating profit by $2 million for the quarter and $8 million for the year.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+9	+9
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+5	+4
Middle East / North Africa	5%	+5	+6
Continental Europe (e.g. Poland)	1%	+14	+11

Developed Markets
U.S.	55%	+2	+1
Asia (e.g. Japan, Korea, Taiwan)	9%	(2)	(1)
U.K.	7%	+4	+4
Continental Europe (e.g. France, Germany)	5%	+4	+3
Canada	3%	+7	+5
Australia	2%	(12)	(8)
Latin America (e.g. Puerto Rico)	1%	(12)	(4)
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

TACO BELL DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	6,400	6,199	+3	NA	6,400	6,199	+3	NA
System Sales Growth			+7	+7			+8	+8
Same-Store Sales Growth (%)	+4	+6	NM	NM	+5	+3	NM	NM
Franchise & License Fees ($MM)	138	130	+7	+7	447	411	+9	+9
Restaurant Margin (%)	23.7	20.6	3.1	3.1	22.3	18.9	3.4	3.4
Operating Profit ($MM)	152	163	(7)	(7)	539	480	+12	+12
Operating Margin (%)	25.0	27.7	(2.7)	(2.7)	27.1	25.8	1.3	1.3

●	Taco Bell Division system sales increased 7% for the quarter and 8% for the year.
●	Taco Bell Division opened 109 new restaurants in the fourth quarter. For the year, Taco Bell Division opened 276 new restaurants; 87% of these new units were opened by franchisees.
●
Restaurant margin increased 3.1 percentage points to 23.7% for the quarter driven by favorable U.S. commodities and same-store sales growth. Restaurant margin increased 3.4 percentage points to 22.3% for the year driven by same-store sales growth.

●
Operating margin decreased 2.7 percentage points for the quarter driven by an expected increase in G&A related to incentive compensation, investment spending on strategic growth and technology initiatives, legal costs and creation of the Live Más scholarship program. The majority of the increase is either nonrecurring in nature or represents investments to sustain positive brand momentum.  This was partially offset by same-store sales growth. For the year, operating margin increased 1.3 percentage points driven by same-store sales growth, partially offset by an increase in G&A primarily attributable to incentive compensation, pension and previously mentioned investments.

INDIA DIVISION

●	India Division system sales decreased 9% for the quarter and 5% for the year, excluding foreign currency translation.
●	Operating loss was $4 million for the quarter and $19 million for the year.
●	During the quarter, we refranchised 86 KFC units, reducing equity ownership in India from 25% to 15%.

India Units	Q4 2015	% Change[2]
Restaurants[1]	811	(3)
KFC	372	(6)
Pizza Hut
Casual Dining	170	(8)
Home Service	262	+7
1 Total includes 7 Taco Bell units.
2 Represents year-over-year change.

SPECIAL ITEMS / SHARE REPURCHASE UPDATE

●
For the fourth quarter in the U.S., we refranchised 36 Taco Bell units and sold real estate related to 19 previously refranchised KFC units, resulting in total proceeds of $75 million. We recorded pre-tax U.S. refranchising gains of $51 million in Special Items. At the end of the fourth quarter, our company ownership in the U.S. across our three branded divisions was 9%.

●
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that will give us brand marketing control, as well as an accelerated path to expanded menu offerings, improved assets and an enhanced customer experience. In connection with this agreement, we recognized a Special Items charge of $41 million during the fourth quarter, primarily related to the funding of investments for new back-of-house equipment for franchisees.

●
In the fourth quarter, we repurchased 11.4 million shares totaling $830 million at an average price of $73. For the year, we repurchased 15.9 million shares totaling $1.2 billion at an average price of $75, with 420 million shares outstanding as of year end. During 2015, we reduced our outstanding share count by 14 million. For fiscal year 2016 through February 2, 2016, we repurchased 10.8 million shares totaling $749 million at an average price of $70.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, February 4, 2016. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:30 p.m. Eastern Time Thursday, February 4, through midnight Thursday, March 3, 2016. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback passcode is 19873670.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q4 2015 Earnings Conference Call” under “Events & Presentations.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors.”

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 42,500 restaurants in more than 130 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

Analysts are invited to contact:
Steve Schmitt, Vice President, Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/26/15	12/27/14	B/(W)	12/26/15	12/27/14	B/(W)

Company sales	$3,339	$3,383	(1)	$11,145	$11,324	(2)
Franchise and license fees and income	612	614	—	1,960	1,955	—
Total revenues	3,951	3,997	(1)	13,105	13,279	(1)

Company restaurant expenses
Food and paper	1,045	1,116	6	3,507	3,678	5
Payroll and employee benefits	797	824	3	2,517	2,579	2
Occupancy and other operating expenses	1,043	1,099	5	3,335	3,425	3
Company restaurant expenses	2,885	3,039	5	9,359	9,682	3

General and administrative expenses	528	473	(11)	1,504	1,419	(6)
Franchise and license expenses	96	51	(88)	242	160	(51)
Closures and impairment (income) expenses	49	505	90	79	535	85
Refranchising (gain) loss	(50)	(6)	NM	10	(33)	NM
Other (income) expense	2	(22)	NM	(10)	(41)	(75)
Total costs and expenses, net	3,510	4,040	13	11,184	11,722	5

Operating Profit (loss)	441	(43)	NM	1,921	1,557	23
Interest expense, net	35	40	8	134	130	(4)
Income (loss) before income taxes	406	(83)	NM	1,787	1,427	25
Income tax provision	131	36	NM	489	406	(20)
Net income (loss) - including noncontrolling interests	275	(119)	NM	1,298	1,021	27
Net income (loss) - noncontrolling interests	—	(33)	(98)	5	(30)	NM
Net income (loss) - YUM! Brands, Inc.	$275	$(86)	NM	$1,293	$1,051	23

Effective tax rate	32.2%	(44.1)%	NM	27.3%	28.5%	1.2 ppts.

Basic EPS Data
EPS	$0.64	$(0.20)	NM	$2.97	$2.37	25
Weighted average shares used in computation	433	441	2	436	444	2

Diluted EPS Data
EPS	$0.63	$(0.20)	NM	$2.92	$2.32	26
Weighted average shares used in computation	439	441	—	443	453	2

Dividends declared per common share	$0.92	$0.82		$1.74	$1.56

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/26/15	12/27/14	B/(W)	12/26/15	12/27/14	B/(W)

Company sales	$2,011	$1,973	2	$6,789	$6,821	—
Franchise and license fees and income	37	33	12	120	113	7
Total revenues	2,048	2,006	2	6,909	6,934	—

Company restaurant expenses
Food and paper	641	660	3	2,159	2,207	2
Payroll and employee benefits	453	463	2	1,386	1,407	2
Occupancy and other operating expenses	686	710	3	2,167	2,198	1
Company restaurant expenses	1,780	1,833	3	5,712	5,812	2
General and administrative expenses	139	132	(5)	397	391	(2)
Franchise and license expenses	5	5	(4)	20	16	(25)
Closures and impairment (income) expenses	42	31	(37)	64	54	(19)
Other (income) expense	(14)	(27)	(46)	(41)	(52)	(22)
Total costs and expenses, net	1,952	1,974	1	6,152	6,221	1
Operating Profit	$96	$32	NM	$757	$713	6

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.8	33.4	1.6 ppts.	31.8	32.4	0.6 ppts.
Payroll and employee benefits	22.6	23.5	0.9 ppts.	20.4	20.6	0.2 ppts.
Occupancy and other operating expenses	34.2	36.0	1.8 ppts.	31.9	32.2	0.3 ppts.
Restaurant margin	11.4%	7.1%	4.3 ppts.	15.9%	14.8%	1.1 ppts.

Operating margin	4.7%	1.6%	3.1 ppts.	11.0%	10.3%	0.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/26/15	12/27/14	B/(W)	12/26/15	12/27/14	B/(W)

Company sales	$655	$727	(10)	$2,106	$2,320	(9)
Franchise and license fees and income	263	277	(5)	842	873	(4)
Total revenues	918	1,004	(9)	2,948	3,193	(8)

Company restaurant expenses
Food and paper	222	254	12	717	809	11
Payroll and employee benefits	155	168	8	497	552	10
Occupancy and other operating expenses	182	206	12	580	651	11
Company restaurant expenses	559	628	11	1,794	2,012	11
General and administrative expenses	122	122	—	386	383	(1)
Franchise and license expenses	26	26	(3)	85	80	(7)
Closures and impairment (income) expenses	6	7	18	8	9	15
Other (income) expense	(1)	—	NM	(2)	1	NM
Total costs and expenses, net	712	783	9	2,271	2,485	9
Operating Profit	$206	$221	(7)	$677	$708	(4)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.8	34.8	1.0 ppts.	34.0	34.8	0.8 ppts.
Payroll and employee benefits	23.7	23.0	(0.7 ppts.)	23.6	23.8	0.2 ppts.
Occupancy and other operating expenses	27.8	28.4	0.6 ppts.	27.6	28.1	0.5 ppts.
Restaurant margin	14.7%	13.8%	0.9 ppts.	14.8%	13.3%	1.5 ppts.

Operating margin	22.4%	22.0%	0.4 ppts.	23.0%	22.2%	0.8 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/26/15	12/27/14	B/(W)	12/26/15	12/27/14	B/(W)

Company sales	$179	$185	(3)	$609	$607	—
Franchise and license fees and income	169	167	—	536	541	(1)
Total revenues	348	352	(1)	1,145	1,148	—

Company restaurant expenses
Food and paper	49	54	9	169	180	6
Payroll and employee benefits	57	59	4	190	188	(1)
Occupancy and other operating expenses	56	60	7	191	189	(1)
Company restaurant expenses	162	173	6	550	557	1
General and administrative expenses	90	81	(9)	266	246	(8)
Franchise and license expenses	14	15	15	39	44	14
Closures and impairment (income) expenses	1	3	48	3	5	29
Other (income) expense	—	—	17	(2)	1	NM
Total costs and expenses, net	267	272	3	856	853	—
Operating Profit	$81	$80	3	$289	$295	(2)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.9	29.6	1.7 ppts.	27.8	29.7	1.9 ppts.
Payroll and employee benefits	31.3	31.6	0.3 ppts.	31.1	30.9	(0.2 ppts.)
Occupancy and other operating expenses	31.2	32.4	1.2 ppts.	31.4	31.2	(0.2 ppts.)
	9.6%	6.4%	3.2 ppts.	9.7%	8.2%	1.5 ppts.

Operating margin	23.4%	22.4%	1.0 ppts.	25.2%	25.6%	(0.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/26/15	12/27/14	B/(W)	12/26/15	12/27/14	B/(W)

Company sales	$470	$460	2	$1,541	$1,452	6
Franchise and license fees and income	138	130	7	447	411	9
Total revenues	608	590	3	1,988	1,863	7

Company restaurant expenses
Food and paper	124	134	8	421	431	2
Payroll and employee benefits	128	127	—	427	414	(3)
Occupancy and other operating expenses	107	104	(3)	350	333	(5)
Company restaurant expenses	359	365	2	1,198	1,178	(2)
General and administrative expenses	88	57	(56)	228	185	(23)
Franchise and license expenses	10	5	NM	22	18	(24)
Closures and impairment (income) expenses	—	1	NM	3	3	(35)
Other (income) expense	(1)	(1)	(11)	(2)	(1)	NM
Total costs and expenses, net	456	427	(7)	1,449	1,383	(5)
Operating Profit	$152	$163	(7)	$539	$480	12

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	26.4	29.2	2.8 ppts.	27.3	29.7	2.4 ppts.
Payroll and employee benefits	27.2	27.7	0.5 ppts.	27.7	28.5	0.8 ppts.
Occupancy and other operating expenses	22.7	22.5	(0.2 ppts.)	22.7	22.9	0.2 ppts.
	23.7%	20.6%	3.1 ppts.	22.3%	18.9%	3.4 ppts.

Operating margin	25.0%	27.7%	(2.7 ppts.)	27.1%	25.8%	1.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/26/2015	12/27/2014
ASSETS
Current Assets
Cash and cash equivalents	$737	$578
Accounts and notes receivable, less allowance: $16 in 2015 and $12 in 2014	377	325
Inventories	229	301
Prepaid expenses and other current assets	242	254
Advertising cooperative assets, restricted	103	95
Total Current Assets	1,688	1,553

Property, plant and equipment, net of accumulated depreciation and amortization of $3,643 in	4,189	4,498
2015 and $3,584 in 2014
Goodwill	656	700
Intangible assets, net	271	318
Investments in unconsolidated affiliates	61	52
Other assets	534	560
Deferred income taxes	676	653
Total Assets	$8,075	$8,334

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,985	$1,970
Income taxes payable	77	77
Short-term borrowings	923	267
Advertising cooperative liabilities	103	95
Total Current Liabilities	3,088	2,409

Long-term debt	3,054	3,077
Other liabilities and deferred credits	958	1,235
Total Liabilities	7,100	6,721

Redeemable noncontrolling interest	6	9

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 420 shares and 434 shares issued in 2015 and 2014, respectively	—	—
Retained earnings	1,150	1,737
Accumulated other comprehensive income (loss)	(239)	(190)
Total Shareholders' Equity - YUM! Brands, Inc.	911	1,547
Noncontrolling interests	58	57
Total Shareholders' Equity	969	1,604
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,075	$8,334
 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Year ended
	(unaudited)
	12/26/15	12/27/14
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,298	$1,021
Depreciation and amortization	747	739
Closures and impairment (income) expenses	79	535
Refranchising (gain) loss	10	(33)
Contributions to defined benefit pension plans	(98)	(18)
Losses and other costs related to the extinguishment of debt	—	—
Deferred income taxes	(89)	(172)
Equity income from investments in unconsolidated affiliates	(41)	(30)
Distribution of income received from unconsolidated affiliates	21	28
Excess tax benefit from share-based compensation	(50)	(42)
Share-based compensation expense	57	55
Changes in accounts and notes receivable	(54)	(21)
Changes in inventories	58	(22)
Changes in prepaid expenses and other current assets	(22)	12
Changes in accounts payable and other current liabilities	128	60
Changes in income taxes payable	20	(143)
Other, net	75	80
Net Cash Provided by Operating Activities	2,139	2,049

Cash Flows - Investing Activities
Capital spending	(973)	(1,033)
Proceeds from refranchising of restaurants	246	114
Acquisitions	(9)	(28)
Other, net	54	11
Net Cash Used in Investing Activities	(682)	(936)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	—
Repayments of long-term debt	(263)	(66)
Revolving credit facilities, three months or less, net	285	416
Short-term borrowings, by original maturity
More than three months - proceeds	609	2
More than three months - payments	—	(2)
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,200)	(820)
Excess tax benefit from share-based compensation	50	42
Employee stock option proceeds	12	29
Dividends paid on Common Stock	(730)	(669)
Other, net	(55)	(46)
Net Cash Used in Financing Activities	(1,292)	(1,114)
Effect of Exchange Rate on Cash and Cash Equivalents	(6)	6
Net Increase in Cash and Cash Equivalents	159	5
Cash and Cash Equivalents - Beginning of Period	578	573
Cash and Cash Equivalents - End of Period	$737	$578
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2015 and 2014 on a basis before Special Items.  Included in Special Items are gains/(losses) associated with the refranchising of equity markets outside the U.S., costs associated with the KFC U.S. Acceleration Agreement, a loss associated with the planned sale of an aircraft in China, costs associated with the planned spin-off of the China business and YUM! recapitalization, U.S. refranchising gains and the impairment of certain Little Sheep assets in 2014. These amounts are described in (c), (d), (e), (f), (g) and (h) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of the operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended December 26, 2015 and December 27, 2014 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year ended
	12/26/15	12/27/14	12/26/15	12/27/14
Detail of Special Items
Gains (Losses) associated with the refranchising of equity markets outside the U.S.(c)	$(3)	$—	$(96)	$7
Costs associated with KFC U.S. Acceleration Agreement(d)	(41)	—	(72)	—
Loss associated with planned sale of China aircraft(e)	(15)	—	(15)	—
Costs associated with the planned spin-off of the China business and YUM recapitalization(f)	(9)	—	(9)	—
U.S. Refranchising gain (loss)(g)	51	(5)	75	6
Little Sheep impairment(h)	—	(463)	—	(463)
Other Special Items Income (Expense)	—	3	1	3
Special Items Income (Expense) before income taxes	(17)	(465)	(116)	(447)
Tax Benefit (Expense) on Special Items	(6)	78	(1)	72
Special Items Income (Expense), net of tax - including noncontrollng interests	(23)	(387)	(117)	(375)
Special Items Income (Expense), net of tax - noncontrolling interests	—	26	—	26
Special Items Income (Expense), net of tax - Yum Brands, Inc.	$(23)	$(361)	$(117)	$(349)
Weighted average shares used in computation	439	441	443	453
Special Items diluted EPS	$(0.05)	$(0.81)	$(0.26)	$(0.77)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$458	$422	$2,037	$2,004
Special Items Income (Expense) - Operating Profit	(17)	(465)	(116)	(447)
Reported Operating Profit (loss)	$441	$(43)	$1,921	$1,557

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.68	$0.61	$3.18	$3.09
Special Items EPS	(0.05)	(0.81)	(0.26)	(0.77)
Reported EPS	$0.63	$(0.20)	$2.92	$2.32

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	29.4%	30.0%	25.6%	25.5%
Impact on Tax Rate as a result of Special Items	2.8%	(74.1)%	1.7%	3.0%
Reported Effective Tax Rate	32.2%	(44.1)%	27.3%	28.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/26/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,048	$918	$348	$608	$29	$—	$3,951

Company restaurant expenses	1,780	559	162	359	25	—	2,885
General and administrative expenses	139	122	90	88	7	82	528
Franchise and license expenses	5	26	14	10	1	40	96
Closures and impairment (income) expenses	42	6	1	—	—	—	49
Refranchising (gain) loss	—	—	—	—	—	(50)	(50)
Other (income) expense	(14)	(1)	—	(1)	—	18	2
	1,952	712	267	456	33	90	3,510
Operating Profit (loss)	$96	$206	$81	$152	$(4)	$(90)	$441

Quarter Ended 12/27/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,006	$1,004	$352	$590	$45	$—	$3,997

Company restaurant expenses	1,833	628	173	365	39	1	3,039
General and administrative expenses	132	122	81	57	8	73	473
Franchise and license expenses	5	26	15	5	—	—	51
Closures and impairment (income) expenses	31	7	3	1	—	463	505
Refranchising (gain) loss	—	—	—	—	—	(6)	(6)
Other (income) expense	(27)	—	—	(1)	—	6	(22)
	1,974	783	272	427	47	537	4,040
Operating Profit (loss)	$32	$221	$80	$163	$(2)	$(537)	$(43)

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/26/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$6,909	$2,948	$1,145	$1,988	$115	$—	$13,105

Company restaurant expenses	5,712	1,794	550	1,198	105	—	9,359
General and administrative expenses	397	386	266	228	23	204	1,504
Franchise and license expenses	20	85	39	22	5	71	242
Closures and impairment (income) expenses	64	8	3	3	1	—	79
Refranchising (gain) loss	—	—	—	—	—	10	10
Other (income) expense	(41)	(2)	(2)	(2)	—	37	(10)
	6,152	2,271	856	1,449	134	322	11,184
Operating Profit (loss)	$757	$677	$289	$539	$(19)	$(322)	$1,921

Year Ended 12/27/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$6,934	$3,193	$1,148	$1,863	$141	$—	$13,279

Company restaurant expenses	5,812	2,012	557	1,178	122	1	9,682
General and administrative expenses	391	383	246	185	25	189	1,419
Franchise and license expenses	16	80	44	18	2	—	160
Closures and impairment (income) expenses	54	9	5	3	1	463	535
Refranchising (gain) loss	—	—	—	—	—	(33)	(33)
Other (income) expense	(52)	1	1	(1)	—	10	(41)
	6,221	2,485	853	1,383	150	630	11,722
Operating Profit (loss)	$713	$708	$295	$480	$(9)	$(630)	$1,557

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year ended December 26, 2015 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates. The quarters ended December 26, 2015 and December 27, 2014 also include insurance recoveries of $5 million and $25 million, respectively, related to the 2012 poultry supply incident.

(c)
In 2010 we refranchised our then remaining Company-operated restaurants in Mexico. To the extent we owned it, we did not sell the real estate related to certain of these restaurants, instead leasing it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. During the quarter ended December 26, 2015, we sold the real estate for approximately $58 million. While these proceeds exceeded the book value of the real estate, the sale represented a substantial liquidation of our Mexican operations under U.S. GAAP. Accordingly, we were required to write-off accumulated translation losses associated with our Mexican business. As such, during the year to date ended December 26, 2015 we recorded charges of $80 million, representing the excess of the sum of the book value of the real estate and other related assets and our accumulated translation losses over the sales price. Consistent with the classification of the original market refranchising transaction, these charges were classified as Refranchising Loss within Special Items. Additionally, during the quarter and year to date ended December 26, 2015 we recognized Special Items charges of $3 million and $16 million, respectively, associated with the refranchising of our Pizza Hut Korea restaurants. The carrying value of the remaining restaurants not yet sold as of year end is not significant. While additional charges may occur as the refranchising plans move forward, such charges are not expected to be material at this time.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges for the quarter and year to date ended December 26, 2015 of $41 million and $72 million, respectively, primarily related to the funding of investments for new back-of-house equipment for franchisees.

(e)	During the quarter ended December 26, 2015, we initiated plans to sell an aircraft used in our China Division and determined it was held for sale, resulting in a write down of $15 million.

(f)
In October 2015 we announced our intent to spin off YUM!’s China Division from YUM! Brands into a separate independent, publicly-traded company by the end of 2016. A part of this plan is to optimize the capital structure of YUM! Brands through the issuance of new debt that will allow us to return significant capital to shareholders. During the quarter ended December 26, 2015 we incurred costs of $9 million related to these initiatives.

(g)
During the quarters ended December 26, 2015 and December 27, 2014, we recorded Special Item gains of $51 million and losses of $5 million, respectively, related to refranchising in the U.S. During the years to date ended December 26, 2015 and December 27, 2014, we recorded Special Item gains of $75 million and $6 million, respectively, related to refranchising in the U.S. Refranchising gains and losses in the U.S. have been reflected as Special Items due to the scope of our U.S. refranchising program in recent years and the volatility in associated gains and losses.

(h)
During the quarter ended December 27, 2014, we recorded an impairment charge related to Little Sheep totaling $361 million (net of income tax benefit of $76 million and amounts allocated to noncontrolling interests of $26 million). This charge was driven by a write down in trademark from $342 million to $58 million and a write off of all remaining goodwill of $160 million.